SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1 2011

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter, Taubman, Weiss 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to Form 8-K is being filed to remove the disclosure under “Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Competed Interim Review” included in the Current Report on Form 8-K filed on April 1, 2011 because the described events in the referenced Form  8-K do not meet the tests of Item 4.02.  Therefore, the described events are to be disclosed under “Item 8.01  Other Event” in this Amendment in response  to the comments  provided by the U.S. Securities and Exchange Commission (the “SEC”) on April 8, 2011.

Item 7.01 Regulation FD Disclosure.

On April 1, 2011, we issued a press release announcing the matters disclosed herein. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events

During the preparation of our Annual Report on Form 10-K for the year ending December 31, 2010, our independent auditor raised certain issues, primarily relating to unexplained issues regarding certain cash transactions and recorded sales.  Our independent auditors brought these issues to the attention of our Audit Committee on or about March 24, 2011, discussed the matters with the Audit Committee and suggested that the Audit Committee conduct an independent investigation. On March 31, 2010, our Audit Committee elected to commence such an investigation of the issues raised and in such connection engaged the services of independent counsel, Pillsbury Winthrop Shaw Pittman LLP, which in turn is engaging the services of an independent accounting firm. Our Audit Committee also decided that we should disclose that, depending on the outcome of the investigation, our company might need to make adjustments to certain items in our previously filed financial statements. However, at this time, the investigation has just commenced and no conclusions have been reached by the Audit Committee.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

By:	/s/ Chunfeng Tao
Name:	Chunfeng Tao
Title:	Chief Executive Officer
Dated:	April 15, 2011